UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2017

Colony Starwood Homes

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36163 (Commission File Number)	80-6260391 (IRS Employer Identification No.)

8665 East Hartford Drive Scottsdale, AZ (Address of principal executive offices)		85255 (Zip Code)

Registrant's telephone number,
including area code:
(480) 362-9760

 Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Long-Term Equity Awards: Performance Shares

On February 2, 2017, the Compensation Committee of our Board (the “Compensation Committee”) awarded restricted share units, the payment of which is subject to performance vesting (“Performance Shares”), to our senior executives under the Company’s Equity Plan (the “Plan”).

The table below reflects the Performance Shares awarded to our principal executive officer, principal financial officer and those of our executive officers who were identified as named executive officers in the proxy statement for our 2016 annual meeting of shareholders.

Name	Number of Performance Shares(1)	Aggregate Grant Date Fair Value of Performance Shares(1)
Frederick C. Tuomi	56,979	$1,750,000
Arik Y. Prawer	20,349	$625,000
Charles D. Young	20,349	$625,000

               ____________________

(1)   Assumes performance at 100% achievement or “Target” levels for each of performance metrics described below.

Performance Shares represent the right to earn the Company’s common shares, $0.01 par value per share (“Common Shares”).  The number of Common Shares, if any, deliverable to award recipients depends on the Company’s performance during the three-year period (the “Performance Period”) that commenced on January 1, 2017 and that ends on December 31, 2019.  Performance for (1) one-third of the Performance Shares (“NOI Growth Performance Shares”) will be based on the aggregate three-year Same Store Core NOI absolute growth of the Company during the Performance Period (the calculation of which will be subject to approval by the Compensation Committee) (“NOI Growth”), (2) one-third of the Performance Shares (the “Index Shareholder Return Performance Shares”) will be based on the total shareholder return of the Company during the Performance Period (the calculation of which will be subject to approval by the Compensation Committee) (the “Shareholder Return”) as compared to the return on the SNL US REIT Multifamily Index during the Performance Period (the “Index Return”) and (3) one-third of the Performance Shares (the “Absolute Return Performance Shares”) will be based on the Shareholder Return, in each case as set forth below:

•

NOI Growth Performance Shares:  If NOI Growth during the Performance Period is less than 9%, then no Common Shares will be earned under the NOI Growth Performance Shares.  If NOI Growth during the Performance Period equals or exceeds 9% during the Performance Period, then a percentage of the NOI Growth Performance Shares ranging from 25% to 175% will be earned.

•

Index Shareholder Return Performance Shares:  If the Shareholder Return during the Performance Period is less than the Index Return minus 600 basis points, then no Common Shares will be earned under the Index Shareholder Return Performance Shares.  If the Shareholder Return during the Performance Period equals or exceeds the Index Return minus 600 basis points during the Performance Period, then a percentage of the Index Shareholder Return Performance Shares ranging from 25% to 175% will be earned.

•

Absolute Shareholder Return Performance Shares:  If the Shareholder Return during the Performance Period is less than 15%, then no Common Shares will be earned under the Absolute Shareholder Return Performance Shares.  If the Shareholder Return during the Performance Period equals or exceeds 15%, then a percentage of the Absolute Shareholder Return Performance Shares ranging from 25% to 175% will be earned.

Dividends are deemed credited to the Performance Shares account of each Performance Share holder and are applied to acquire more Performance Shares for the account of such Performance Share holder at the price per Common Share ending on the dividend payment date.  If earned, awards will be paid in Common Shares in an amount equal to the number of Performance Shares in the holder’s account at the end of the Performance Period.

 If a senior executive experiences a termination of employment without “Cause” or for “Good Reason” pursuant to the terms of the agreement during the Performance Period, then the Performance Shares shall continue to vest in accordance with the terms of the award from and after the termination date.

If the Company experiences a Change of Control during years two or three of the Performance Period, the NOI Growth Performance Shares and Absolute Shareholder Return Performance Shares that will vest shall be based upon the Company’s actual performance as of the Change of Control relative to the respective performance levels, provided, that such performance levels shall be pro-rated according to that portion of the Performance Period that will have elapsed as of the Change of Control. The Index Shareholder Return Performance Shares that will vest shall be based upon the Company’s actual performance as of the consummation of the Change of Control relative to the respective performance level. If a Change of Control occurs prior to the expiration of the first year of the Performance Period, then the Performance Shares shall vest immediately as if “Target” levels had been achieved in each of the performance areas.

 Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1	Form of Performance Share Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2017	COLONY STARWOOD HOMES

	By:	/s/ Ryan A. Berry
	Name:	Ryan A. Berry
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to 8-K]

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Performance Share Award Agreement